                                                   EXHIBIT 10.18

                             TERMINATION AGREEMENT

     This Termination Agreement (the "Agreement") is made and entered into as of this 19th day of December, 1997, by and among Imperial Credit Industries, Inc., a California corporation ("ICII"), Imperial Credit Advisors, Inc., a California corporation ("ICAI"), Imperial Credit Mortgage Holdings, Inc., a Maryland corporation ("IMH"), ICI Funding Corporation, a California corporation ("ICIFC"), Joseph R. Tomkinson, an individual ("Tomkinson"), William S. Ashmore, an individual ("Ashmore") and Richard J. Johnson, an individual ("Johnson") (each of Tomkinson, Ashmore and Johnson are each a "Shareholder" and together the "Shareholders").

                                    RECITALS

     WHEREAS, ICAI is a wholly-owned subsidiary of ICII;

     WHEREAS, IMH owns 100% of the Preferred Stock of ICIFC and the Shareholders own all the Common Stock of ICIFC;

     WHEREAS, further to a Loan Agreement dated December 31, 1996 by and between ICIFC and ICII, ICII loaned ICIFC the sum of $45,101,800 bearing interest at 10% per annum, the proceeds of which were used to purchase from ICII certain assets, including the Residual Securities (as that term is defined herein) and on March 31, 1997 a revised loan and security agreement and promissory note (the "Loan Agreement") was executed in the amount of $28,815,223.62 bearing interest at 10% per annum (the "Loan");

     WHEREAS, on January 21, 1997, IMH and ICAI entered into an Amended and Restated Management Agreement (the "Management Agreement") pursuant to which ICAI agreed primarily to provide to IMH capital, asset and operations management services in the manner and on the terms set forth therein;

     WHEREAS, ICII has transferred the Loan to ICAI;

     WHEREAS, the parties are desirous of terminating the Management Agreement and the Loan Agreement and canceling the Loan subject to the terms and exclusions and satisfaction of the conditions set forth in this Agreement; and

     WHEREAS, certain capitalized terms used herein are defined in Article I hereof.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein it is hereby covenanted and agreed as follows:

                                   ARTICLE I

                                  DEFINITIONS

     1.1  Certain Definitions.  As used in this Agreement, the following terms
          -------------------
have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

     "Agreed Per Share Value" of IMH's Common Stock shall mean the average of the closing price of IMH's Common Stock as reported by the American Stock Exchange for the five trading day period from and including December 19, 1997 through December 29, 1997.

     "Agreement" has the meaning set forth in the Recitals hereof.

     "Bill of Sale" has the meaning set forth in Section 2.3(b) hereof.

     "CCP" has the meaning set forth in Section 11.5(a) hereof.

     "Cash Advance" shall mean $300,000 payable by IMH to ICAI as an advance against the Final Advisory Payment.

     "Closing" has the meaning set forth in Section 2.1 hereof.

     "Closing Date" has the meaning set forth in Section 2.1 hereof.

     "Contest" has the meaning set forth in Section 10.2 hereof.

     "Court" has the meaning set forth in Section 11.5(a) hereof.

     "Due Amount of Loan" shall mean the outstanding principal balance plus all accrued and unpaid interest due pursuant to the Loan as of the Closing Date (the outstanding principal balance of the Loan and the amount of accrued and unpaid interest as of December 29, 1997 will be $28,903,566.19 and $217,553.72, respectively).

     "Fairness Opinion" has the meaning set forth in Section 3.5 hereof.

     "Final Advisory Payment" shall mean all compensation due by IMH to ICAI under Sections 6 and 8 of the Management Agreement for the quarter ending December 31, 1997 prorated through the Closing Date less the Cash Advance. By way of example only, if total compensation due by IMH to ICAI under Sections 6 and 8 of the Management Agreement for the quarter ending December 31, 1997 was calculated at $3.0 million and the date of this Agreement was December 1, 1997, the Final Advisory Payment would be $1,989,130.20, calculated as follows: $3.0 million multiplied by 61 (number of days from and including October 1, 1997 through including November 30, 1997) divided by 92 (total number of days from and including October 1, 1997 through and December 31, 1997).

     "GAAP" means generally accepted accounting principles in the United States as in effect from time to time.

     "ICII Representatives" shall mean any of the directors, officers, employees, counsel, representatives, accountants and auditors of ICII, ICAI or their subsidiaries.

     "IMH Common Stock" shall mean shares of Common Stock of IMH.

     "IMH Representatives" shall mean any of the directors, officers, employees, counsel, representatives, accountants and auditors of IMH, ICIFC or their subsidiaries.

     "Indemnitee" has the meaning set forth in Section 10.2 hereof.

     "Indemnitor" has the meaning set forth in Section 10.2 hereof.

     "Indemnity Claim" has the meaning set forth in Section 10.2 hereof.

     "Information" has the meaning set forth in Section 6.2(b) hereof.

     "Lien" means any lien, pledge, mortgage, deed of trust, security interest, claim, charge, option, right of first refusal, covenant, condition, restriction or servitude, transfer restriction under any shareholder or similar agreement or encumbrance.

     "Loan" has the meaning set forth in the Recitals hereof.

     "Loan Agreement" has the meaning set forth in the Recitals hereof.

     "Losses" has the meaning set forth in Section 10.1(a) hereof.

     "Management Agreement" has the meaning set forth in the Recitals hereof.

     "1933 Act" has the meaning set forth in Section 3.6 hereof.

     "Registration Rights Agreement" shall mean that Registration Rights Agreement dated as of the Closing Date by and between ICAI and IMH pursuant to which ICAI has certain rights to request the registration of the Shares; a copy of the Registration Rights Agreement is attached hereto as Exhibit "A."

     "Residual Securities" shall mean the following assets held by ICIFC (each as more fully described in individual files): Prudential Securities Secured Financing Corporation Trust 1995-1 Class R, Prudential Securities Secured Financing Corporation Trust 1994-6 Class R, Southern Pacific Secured Asset Corp. 1995-1 Class R, Southern Pacific Secured Asset Corp. 1995-2, Class R1 and DLJ Mortgage Acceptance Corporation 1995-5 Class RII.

     "Restricted Security" and "Restricted Securities" have the meanings set forth in Section 3.6 hereof.

     "Services Agreement" shall mean that Services Agreement dated as of the Closing Date by and between ICAI, on the one hand, and IMH and ICIFC, on the other hand, pursuant to which ICAI will perform certain administrative services for IMH and ICIFC all as more expressly set forth therein; a copy of the Services Agreement is attached hereto as Exhibit "B."

     "Shares" shall have the meaning set forth in Section 3.2 hereof.

     "Stifel" has the meaning set forth in Section 3.5 hereof.

     "Termination Payment" shall have the meaning set forth in Section 3.1(a) hereof.

     "Termination Payment Certificate" shall have the meaning set forth in
Section 3.1(b) hereof.

     "Unpaid Advisory Certificate" shall have the meaning set forth in Section 3.3(a) hereof.

     "Unpaid Advisory Payment" shall mean all compensation due by IMH to ICAI under Sections 6 and 8 of the Management Agreement for the three months ended September 30, 1997.

     "Value of Residual Securities" shall mean the value of each of the Residual Securities as recorded by ICIFC on its general ledger as of the Closing Date excluding the December 25, 1997 distribution, plus all accrued interest up to but not including the date hereof. The parties hereto acknowledge and agree that the value of the Residual Securities and accrued and unpaid interest up to the Closing Date as recorded by ICIFC on its general ledger on December 29, 1997 will be $37,826,676.33 and $257,107.74, respectively, and that said carrying value is not necessarily related to the book value of such Residual Securities as determined in accordance with GAAP and may not reflect amounts which may be actually collected pursuant to said Residual Securities. None of IMH, ICIFC or the Shareholders makes any representations, express or implied, with respect to said Residual Securities, except as otherwise expressly set forth herein.

                                   ARTICLE II

                            CLOSING AND TERMINATION

     2.1  Closing Date and Location.  Subject to the provisions hereof, the
          -------------------------
closing of the transactions contemplated herein (the "Closing") shall occur at 3:00 p.m. on December 29, 1997, at the offices of Freshman, Marantz, Orlanski, Cooper & Klein, or such different time and place as the parties hereto may set by mutual agreement. The date of the Closing is referred to herein as the "Closing Date."

     2.2  Termination.  Upon the terms and subject to the satisfaction of the
          -----------
conditions set forth in this Agreement, as of the Closing Date, the parties hereto agree to terminate the Management Agreement and, the Loan Agreement and cancel the Loan by executing and delivering to each other this Agreement, which execution and delivery shall constitute their agreement that none of the parties hereto shall have any further obligations under the Management Agreement, the Loan Agreement and the Loan, except as otherwise set forth herein in Section 6.3, hereof. None of the assets of ICAI shall be transferred to IMH or ICIFC as a result of this Agreement.

     2.3  Acquisition and Transfer of Residual Securities.
          -----------------------------------------------

          (a) At the Closing Date, ICIFC shall assign, transfer, convey and deliver to IMH, and IMH shall acquire and accept from ICIFC, free and clear of Liens, except for those imposed by the Loan Agreement, all of ICIFC's right, title and interest in and to the Residual Securities and the Loan in exchange for cash in the amount of $8,962,664.15; and

          (b) Upon the terms and subject to the conditions hereinafter set forth, on the Closing Date, IMH shall assign, transfer, convey and deliver to ICAI, and ICAI shall acquire and accept from IMH, free and clear of all Liens, except for those imposed by the Loan Agreement, all of IMH's right, title and interest in and to the Residual Securities, including all products and proceeds of such Residual Securities. Each of IMH and ICIFC shall promptly take all actions necessary to effect the change in title to the Residual Securities at IMH's and ICIFC's sole expense.

                                  ARTICLE III

                  TERMINATION PAYMENT, UNPAID ADVISORY PAYMENT
                             AND SERVICES AGREEMENT

     3.1  Termination Payment.
          -------------------

          (a) In reliance on the representations and warranties of the parties hereto and in consideration for the termination of the Management Agreement, IMH agrees to pay to ICAI a $44.0 million termination payment (the "Termination Payment") consisting of the following consideration:

               $35,037,335.85 in IMH Common Stock; and
               The Residual Securities; and
               Concurrently herewith the Loan shall be canceled.

          (b) On the Closing Date, IMH shall deliver to ICII and ICAI a certificate (the "Termination Payment Certificate") dated as of the Closing Date, signed by each of Tomkinson and Johnson in their role as Chief Executive Officer and Chief Financial Officer, respectively, of IMH, certifying as to IMH's calculation of the Termination Payment, the Due Amount of Loan and the Value of Residual Securities as of and through the Closing Date.

     3.2  Payment of Termination Fee.  The Termination Payment shall be paid by
          --------------------------
IMH to ICAI as of the Closing Date by delivering to ICAI, as of the Closing Date, a combination of Residual Securities and certificate(s) evidencing shares (the "Shares") of IMH Common Stock in the amounts set forth in Section 3.1(a); concurrently, ICAI shall deliver evidence to IMH that the Loan is canceled. The number of Shares delivered by IMH to ICAI as of the Closing Date shall be based on the Agreed Per Share Value of IMH's Common Stock. All costs and expenses associated with the issuance and delivery of the Shares shall be at IMH's expense.

     3.3  Cash Advance.  On the date hereof, IMH shall deliver to ICAI cash
          ------------
representing the Cash Advance by wire transfer of immediately available funds in accordance with wire instructions specified by ICAI; ICAI agrees to immediately dividend the entire amount of the Cash Advance to ICII.

     3.4  Unpaid Advisory Payment.
          -----------------------

          (a) On the Closing Date, ICAI shall deliver to IMH a certificate (the "Unpaid Advisory Certificate") dated as of the Closing Date, signed by the Chairman of ICAI, certifying as to ICAI's calculation of the Unpaid Advisory Payment; and

          (b) IMH shall deliver to ICAI cash representing the Unpaid Advisory Payment by wire transfer of immediately available funds in accordance with wire instructions specified by ICAI;

     3.5  Services Agreement and Registration Rights Agreement.  On the Closing
          ----------------------------------------------------
Date, each of ICAI, ICIFC and IMH will execute the Services Agreement, and each of IMH and ICAI will execute the Registration Rights Agreement.

     3.6  Fairness Opinion.  The parties hereto acknowledge that a condition to
          ----------------
the obligations of the parties hereto is that the investment banking firm of Stifel Nicolaus & Company, Incorporated ("Stifel") shall have rendered a fairness opinion (the "Fairness Opinion") to IMH's special committee that the transactions referenced in Article II and Sections 3.1 and 3.2 hereof are fair to IMH from a financial point of view and that said special committee shall have approved the Fairness Opinion.

     3.7  Restrictions on Transfer.  Absent an effective registration statement
          ------------------------
under the Securities Act of 1933, as amended (the "1933 Act"), covering the disposition of the Shares (individually, a "Restricted Security" and collectively, the "Restricted Securities"), neither ICAI, ICII or any of their subsidiaries or affiliates shall sell, transfer, assign, pledge, hypothecate or otherwise dispose of any of the Restricted Securities without first providing IMH with an opinion of counsel reasonably satisfactory to IMH to the effect that such sale, transfer, assignment, pledge, hypothecation or other disposition is exempt from the registration and prospectus delivery requirements of the 1933 Act and in compliance with (or exempt from) the registration or qualification requirements of any applicable state securities law.

     3.8  Restrictive Legend.  IMH may cause the following legend (or other
          ------------------
legend in substantially the same form) to be placed upon each certificate to be delivered to ICAI representing the Restricted Securities and any other securities issued in respect thereof upon any transfer, stock split, stock dividend, recapitalization, merger, consolidation or similar event:

     "THE SALE, TRANSFER, ASSIGNMENT, PLEDGE OR HYPOTHECATION OF THE SHARES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"). THESE SHARES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS SUCH TRANSACTION IS DULY REGISTERED UNDER THE ACT OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM THE REGISTRATION PROVISIONS OF THE ACT."

     3.9  Transfer Agent.  IMH may make a notation on its records or give
          --------------
instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer of the Restricted Securities set forth in this Article III.

     3.10 Removal of Transfer Restrictions.  The federal legend imprinted on a
          --------------------------------
certificate evidencing a Restricted Security pursuant to Section 3.8 shall be removed, and IMH shall issue a certificate without such legend to the holder of such security, (a) if such security is registered under the 1933 Act, (b) if the holder provides IMH with an opinion of counsel reasonably acceptable to IMH or a no-action letter or interpretive opinion of the staff of the Securities and Exchange Commission to the effect that a public sale or transfer of such security may be made without registration under the 1933 Act, or (c) if the holder has complied with the requirements of Rule 144(k) promulgated under the 1933 Act and provides a letter to that effect to IMH.

     3.11 Delivery of Residual Interests; Instruments of Conveyance and
          -------------------------------------------------------------
Transfer.

          (a) At the Closing Date, each of IMH and ICIFC shall cause to be delivered to ICAI certificates representing the Residual Securities; and

          (b) IMH shall also at the Closing Date deliver title to the Residual Securities by delivering to ICAI an executed bill of sale substantially in the form of Exhibit "C" hereto (the "Bill of Sale").

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF IMH AND ICIFC

     Each of IMH and ICIFC jointly and severally represents and warrants to each of ICII and ICAI that:

     4.1  Valid Issuance.  The Shares to be issued and sold by IMH pursuant to
          --------------
the terms hereof upon such issuance will be, duly authorized, validly issued, fully paid and nonassessable.

     4.2  Corporate Power and Authority.  Each of IMH and ICIFC has full
          -----------------------------
corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by each of IMH and ICIFC and constitutes a valid and binding agreement of each of IMH and ICIFC and is enforceable against each of IMH and ICIFC in accordance with its terms, except as the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors' rights generally and moratorium laws in effect from time to time and by equitable principles restricting the availability of equitable remedies. The execution and delivery by each of IMH and ICIFC of, and the performance by each of IMH and ICIFC of their respective obligations under, this Agreement, the consummation of the transactions contemplated hereby and sale of the Shares to be sold by the Company in the manner set forth herein will not result in the creation or imposition of any Lien upon any of the assets of either IMH, ICIFC or any of their subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under any indenture, mortgage, deed of trust, lease or other agreement or instrument to which either IMH, ICIFC or any of its subsidiaries is a party or by which either IMH, ICIFC or any of their subsidiaries or any of its properties is bound or affected, or the charter or by-laws of either IMH or ICIFC, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of either IMH, ICIFC or any of its subsidiaries the effect of any of which, individually or in the aggregate, might have a material adverse effect of either of IMH or ICIFC.

     4.3  Consent and Approvals.  No consent, approval, authorization or order
          ---------------------
of, or any filing or declaration with, any court or governmental agency or body is required in connection with the authorization, issuance, transfer, sale or delivery of the Shares by IMH, in connection with the execution, delivery and performance of this Agreement by either IMH, ICIFC or in connection with the taking by either IMH or ICIFC of any other action contemplated hereby.

     4.4  Litigation.  There is no legal proceeding pending or, to the knowledge
          ----------
of either of IMH or ICIFC, threatened, that seeks to enjoin or obtain damages in respect of the consummation of the transactions contemplated by this Agreement or that questions the validity of this Agreement or any action taken or to be taken by either of IMH or ICIFC in connection with the consummation of the transactions contemplated hereby.

     4.5  Listing of Shares.  The Shares are duly authorized for listing,
          -----------------
subject to official notice of issuance, on the American Stock Exchange and no procedure is pending, or to IMH or ICIFC's knowledge threatened, with respect to the delisting of IMH's Common Stock on the American Stock Exchange. Such listing shall be at IMH's expense.

     4.6  Title to Residual Securities.
          ----------------------------

          (a) At the time of the transfer of the Residual Securities from IMH to ICAI pursuant to this Agreement, IMH will own and will have good and valid, marketable title to all of the Residual Securities, free and clear of all Liens, except those imposed by the Loan Agreement; and

          (b) Upon consummation of the transactions contemplated hereby, ICII will have acquired, on and as of the date hereof, good and valid title in and to the Residual Securities, free and clear of all Liens.

                                   ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF ICII AND ICAI

     Each of ICII and ICAI jointly and severally represents warrants and covenants to each of IMH and ICIFC that:

     5.1  Organization and Good Standing. Each of ICII and ICAI is a corporation
          ------------------------------
duly organized, validly existing and in good standing under the laws of the State of California, and has all requisite corporate power and authority to carry on its business as it is now being conducted.

     5.2  Corporate Power and Authority.  Each of ICII and ICAI has full
          -----------------------------
corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by each of ICII and ICAI and constitutes a valid and binding agreement of each of ICII and ICAI and is enforceable against each of ICII and ICAI in accordance with its terms, except as the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors' rights generally and moratorium laws in effect from time to time and by equitable principles restricting the availability of equitable remedies. The execution and delivery by each of ICII and ICAI of, and the performance by each of ICII and ICAI of their respective obligations under, this Agreement and the consummation of the transactions contemplated hereby will not result in the creation or imposition of any Lien upon any of the assets of either ICII, ICAI or any of their subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under any indenture, mortgage, deed of trust, lease or other agreement or instrument to which either ICII, ICAI or any of its subsidiaries is a party or by which either ICII, ICAI or any of their subsidiaries or any of its properties is bound or affected, or the charter or by-laws of either ICII or ICAI, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of either ICII, ICAI or any of its subsidiaries the effect of any of which, individually or in the aggregate, might have a material adverse effect on the business or operations of either ICII or ICAI.

     5.3  Consent and Approvals.  No consent, approval, authorization or order
          ---------------------
of, or any filing or declaration with, any court or governmental agency or body is required in connection with the execution, delivery and performance of this Agreement by either ICII, ICAI or in connection with the taking by either ICII or ICAI of any other action contemplated hereby.

     5.4  Litigation.  There is no legal proceeding pending or, to the knowledge
          ----------
of either of ICII or ICAI, threatened, that seeks to enjoin or obtain damages in respect of the consummation of the transactions contemplated by this Agreement or that questions the validity of this Agreement or any action taken or to be taken by either of ICH or ICAI in connection with the consummation of the transactions contemplated hereby.

     5.5  Investor Representations.  Each of ICII and ICAI has received all
          ------------------------
periodic reports filed by IMH under the Securities Exchange Act of 1934, as amended, and is familiar with the terms and conditions and other information set forth therein. Each of ICII and ICAI has had the opportunity to ask of IMH and ICIFC, or a person or persons acting on their behalf, any and all relevant questions in connection with any aspect of IMH and ICIFC and has received answers which each of ICII and ICAI considers to be responsive to such questions. ICII is able to bear the economic risk of the investment represented by the Shares. In considering this investment, each of ICII and ICAI is not relying on any representation, warranty or statement made by either IMH, ICIFC or any of their respective agents, employees, officers or representatives not specifically referenced herein or in any document attached hereto. Without limiting the foregoing, each of ICII and ICAI specifically disclaims any reliance on any written or oral information, representations and warranties previously provided regarding the Residual Securities, except to the extent expressly set forth herein. Each of ICII and ICAI understands that (a) if any of the Residual Securities fail to generate cash flow, there will be no funds payable thereunder to either ICII or ICAI, (b) if any of the Residual Securities is not performing, it is subject to downgrade by one or more of the rating agencies, (c) the Residual Securities are subject to certain triggers for losses and delinquencies, and (d) as a general matter, the Residual Securities involve a high degree of risk and may entail a risk of total loss. Each of ICII and ICAI covenants and represents that each of them is familiar with the risks inherent in Residual Securities. In addition, each of ICAI and ICII:

          (a) acknowledges that the Shares to be acquired by it pursuant to this Agreement are not registered under the 1933 Act or qualified under any applicable state securities laws on the ground that the sale provided for in this Agreement and the issuance of securities is exempt from the registration requirements of the 1933 Act, and state law exemptions relating to offers and sales in private placements to accredited investors;

          (b) represents that it is an accredited investor within the meaning of Rule 501 of Regulation D promulgated under the 1933 Act;

          (c) understands that the Shares must be held until subsequently registered under the 1933 Act or an exemption from such registration is available; and

          (d) represents that either it has a preexisting personal or business relationship with IMH or its principals or, by reason of its business or financial experience, it has the capacity to protect its own interests in connection with this transaction.

     5.6  Sale of the Shares.  ICAI agrees that it will sell the Shares received
          ------------------
pursuant to this Agreement as soon as practicable.

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

     6.1  Public Announcements.  The parties hereto acknowledge that a public
          --------------------
announcement regarding the matters set forth herein was made on December 19, 1997, a copy of which is attached hereto as Exhibit "D." Neither IMH or ICIFC on the one hand (nor any of their affiliates) nor ICII or ICAI on the other hand (nor any of their affiliates) shall make any public statement from the date of this Agreement forward, including, without limitation, any press release, with respect to this Agreement and the transactions contemplated hereby, without the prior written consent of the other party (which consent may not be unreasonably withheld), except as may be required (a) by law or (b) in the case of IMH or ICII, pursuant to the obligations of IMH or ICII resulting from the inclusion of their common stock on the American Stock Exchange and the Nasdaq National Market, respectively.

     6.2  Confidential Information.
          ------------------------

          (a) Each of IMH and ICIFC on the one hand and ICII and ICAI on the other agree: (i) to hold in trust and maintain confidential, (ii) not to disclose to others without prior written approval from the disclosing party, and
(iii) to prevent duplication of and disclosure to any other party, any Information received from the disclosing party or developed, presently held or continued to be held, or otherwise obtained, by the receiving party under this Agreement, the Loan Agreement or the Management Agreement;

          (b) "Information" shall mean all results of services provided under the Management Agreement and Information disclosed by either party orally, visually, in writing, or in other tangible form, and includes, but is not limited to, technical, economic plans, computer Information data bases, customer lists and the like obtained, prepared or otherwise provided further to this Agreement, the Loan Agreement or the Management Agreement; and

          (c) The foregoing obligations of confidentiality, non-disclosure and non-use shall not apply to any Information to the extent that the obligated party can show that: (i) such Information is or becomes knowledge generally available to the public other than through the acts or omissions of the obligated party; (ii) such Information is subsequently received by the obligated party on a non-confidential basis from a third party who did not receive it directly or indirectly from the disclosing party; (iii) such Information is developed independently by the obligated party without reference to the Information, or (iv) disclosure of such Information is required under applicable law or regulations.

          Specific elements of Information shall not be deemed to come under the above exceptions merely because they are embraced by more general Information which is or becomes public knowledge.

     6.3  Payment of Final Advisory Payment.  IMH shall pay the Final Advisory
          ---------------------------------
Payment to ICAI after the date hereof in accordance with the terms and conditions set forth in Sections 6 and 8 of the Management Agreement.

     6.4  Acknowledgment of Shareholders.  Each of the Shareholders, by their
          ------------------------------
execution hereof, acknowledges that no amounts are due and owing to any of them by either ICAI or ICII pursuant to the Management Agreement and hereby release, each of ICAI and ICII from any amounts which may be owing to them by ICAI or ICII pursuant to the Management Agreement.

     6.5  Termination Fee.  Each of the parties hereto agrees to treat the
          ---------------
delivery of the Termination Payment as the payment of a termination fee, which is income to ICAI.

                                  ARTICLE VII

             CONDITIONS TO IMH'S AND ICIFC'S OBLIGATIONS AT CLOSING

     7.1 The obligations of each of IMH and ICIFC under this Agreement are subject to the fulfillment on or before the Closing Date of each of the following conditions, any of which may be waived by each of IMH and ICIFC at its sole discretion:

          (a) The representations and warranties of each of ICII and ICAI set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date;

          (b) ICAI shall have entered into the Services Agreement;

          (c) ICAI shall have entered into the Registration Rights Agreement;

          (d) Each of ICII and ICAI shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by each of them on or before the Closing Date;

          (e) Each of ICII and ICAI shall have delivered to IMH Certificates, dated as of the Closing Date executed by each of their Chairmen, certifying that, the representations made in Article V are true and correct and that the conditions specified in Sections 7.1(a) and 7.1(d) have been fulfilled;

          (f) Stifel shall have delivered to IMH's Special Committee verification that the Fairness Opinion, dated as of December 19, 1997, is in full force and effect as of the Closing Date;

          (g) If, as a result of the transactions contemplated by this Agreement, ICAI will own in excess of 9.5% of the outstanding common stock of IMH, ICAI shall have delivered to IMH a certificate, reasonably acceptable to IMH, providing that ICAI's ownership of the Shares will not cause any "individual" (as defined in Section 542 of the Internal Revenue Code) or other person (other than ICII and its affiliates) to own in excess of 9.5% of the common stock of IMH; and

          (h) Each of ICII and ICAI shall have delivered to IMH certified copies of resolutions of the Board of Directors of each of ICII and ICAI authorizing and approving the execution, delivery and performance of this Agreement and each additional agreement or other document required hereunder.

                                  ARTICLE VIII

             CONDITIONS TO ICII'S AND ICAI'S OBLIGATIONS AT CLOSING

     The obligations of each of ICII and ICAI under this Agreement are subject to the fulfillment on or before the Closing Date of each of the following conditions, any of which may be waived by each of ICII and ICAI at its sole discretion:

          (a) The representations and warranties of each of IMH and ICIFC set forth in Article III shall be true and correct as of the date of this Agreement and as of the Closing Date;

          (b) IMH and ICIFC shall have entered into the Services Agreement;

          (c) IMH shall have entered into the Registration Rights Agreement;

          (d) Each of IMH and ICIFC shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by each of IMH and ICIFC on or before the Closing Date; and

          (e) Each of IMH and ICIFC shall have delivered to ICII Certificates dated as of the Closing Date executed by each of their Chairmen certifying that the representations made in Article IV are true and correct and that the conditions specified in Sections 8.1(a) and 8.1(d) have been fulfilled;

          (f) If, as a result of the transactions contemplated by this Agreement, ICAI will own in excess of 9.5% of the outstanding common stock of IMH, IMH shall deliver to ICAI a copy of a board resolution of IMH permitting ICAI to own the Shares notwithstanding the stock ownership limit set forth in IMH's charter; and

          (g) Each of IMH and ICIFC shall have delivered to ICII certified copies of resolutions of the Board of Directors of each of IMH and ICIFC authorizing and approving the execution, delivery and performance of this Agreement and each additional agreement or other document required hereunder.

                                   ARTICLE IX

                                    DELIVERY

     9.1  Items/Documents Delivered and Exchanged.  At the Closing Date, subject
          ---------------------------------------
to the other terms and conditions of this Agreement, the following items and documents as well as any other appropriate items and documents specified herein, properly executed, shall be delivered by and to the appropriate parties:

          (a)  To be delivered by IMH:

               (i)   stock certificate(s) evidencing the Shares;

               (ii)  the Services Agreement, as executed by IMH;

               (iii) the Registration Rights Agreement, as executed by IMH;

               (iv) resolutions of IMH's Board of Directors authorizing the transactions referenced herein, certified by IMH's Secretary;

               (v) the Closing Calculation, including the Value of Residual Securities and the Due Amount of Loan determined as of the Closing Date;

               (vi)  the Unpaid Advisory Payment;

               (vii) Certificates evidencing the Residual Securities;

               (viii) the Bill of Sale; and

               (ix) the Officer's Certificate referenced in Section 7.1(e) hereof.

          (b)  To be delivered by ICII:

               (i) resolutions of ICII's Board of Directors authorizing the transactions referenced herein, certified by ICII's Secretary; and

               (ii) the Officer's Certificate referenced in Section 8.1(e) hereof.

          (c)  To be delivered by ICAI:

               (i)   evidence that the Loan has been deemed repaid in full;

               (ii)  the Services Agreement, as executed by ICAI;

               (iii) the Registration Rights Agreement, as executed by ICAI;

               (iv) resolutions of ICAI's Board of Directors authorizing the transactions referenced herein, certified by ICAI's Secretary; and

               (v) the Officer's Certificate referenced in Section 7.1(e) hereof.

          (d)  To be delivered by ICIFC:

               (i)   the Services Agreement, executed by ICIFC;

               (ii) resolutions of ICIFC's Board of Directors authorizing the transactions referenced herein, certified by ICIFC's Secretary; and

               (iii) the Officer's Certificate referenced in Section 8.1(e) hereof.

                                   ARTICLE X

                                INDEMNIFICATION

     10.1 Indemnification.
          ---------------

          (a) ICII and ICAI jointly and severally agree to indemnify and hold IMH, ICIFC and each of the IMH Representatives harmless from and against any and all liabilities, obligations, damages, losses, deficiencies, costs, penalties, interest and expenses (collectively, "Losses") incurred or suffered by either IMH, ICIFC or any IMH Representative arising out of, based upon, attributable to or resulting from:

               (i) any breach of representation or warranty made herein by either ICII or ICAI;

               (ii) the failure of either ICII or ICAI to comply with any of the covenants contained in this Agreement which are required to be performed by either ICII or ICAI;

               (iii) any intentional misstatements of fact made by ICAI in connection with the Management Agreement and the services rendered thereunder or for any acts or omissions performed by ICAI, its directors, officers, shareholders and employees in accordance with the Management Agreement constituting bad faith, willful misconduct, gross negligence or reckless disregard of their duties; and

               (iv) all actions, suits, proceedings, demands, assessments, judgments, costs, penalties and expenses, including reasonable attorneys' fees, incident to the foregoing.

          (b) Each of IMH and ICIFC jointly and severally agrees to indemnify and hold ICII, ICAI and each of the ICII Representatives harmless from and against any and all Losses incurred or suffered by ICII, ICAI or any ICII Representative arising out of, based upon, attributable to or resulting from:

               (i) any breach of representation or warranty made herein by either IMH or ICIFC;

               (ii) the failure of either IMH or ICIFC to comply with any of the covenants contained in this Agreement which are required to be performed by either IMH or ICIFC;

               (iii) any acts or omissions of ICAI, its stockholders, directors, officers and employees made in good faith in the performance of ICAI's duties under the Management Agreement and not constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties; and

               (iv) all actions, suits, proceedings, demands, assessments, judgments, costs, penalties and expenses, including reasonable attorneys' fees, incident to the foregoing.

     10.2 Notice of Indemnification.  In the event any legal proceeding (an
          -------------------------
"Indemnity Claim") shall be threatened or instituted or any claim or demand shall be asserted by any person in respect of which payment may be sought by one party hereto from the other party under the provisions of this Article X, the party seeking indemnification (the "Indemnitee") shall promptly cause written notice of the assertion of any such claim of which it has knowledge which is covered by this indemnity to be forwarded to the other party (the "Indemnitor"). Any notice of a claim by reason of any of the representations, warranties or covenants contained in this Agreement shall state specifically the representation, warranty or covenant with respect to which the Indemnity Claim is made, the facts giving rise to an alleged basis for the claim, and the amount of the liability asserted against the Indemnitor by reason of the Indemnity Claim. Within thirty (30) days of the receipt of such written notice, the Indemnitor shall notify the Indemnitee in writing of its intent to contest its obligation to indemnify or reimburse under this Agreement (a "Contest") or to accept liability hereunder. If the Indemnitor does not respond within thirty
(30) days to such written notice, the Indemnitor will be deemed to accept liability. In the event of a Contest, within ten (10) business days of the receipt of the written notice thereof, the parties will submit the dispute further to Section 11.5 herein.

     10.3 Indemnification Procedure for Third-Party Claims.  In the event of any
          ------------------------------------------------
Indemnity Claim brought by a third party, Indemnitor shall promptly notify the Indemnitee of such Indemnity Claim, specifying in reasonable detail the Indemnity Claim and the circumstance under which it arose, and the amount of the liability asserted against the Indemnitee by reason of the Indemnity Claim. Within ten (10) business days of the receipt of such notice (or sooner if the nature of the Indemnity Claim so requires) the Indemnitor shall notify the Indemnitee of its intent to compromise or defend such Indemnity Claim or to Contest. Any Contest shall be governed by the provisions of Section 10.2 herein. The Indemnitor may elect to compromise or defend, at its own expense and by its own counsel, any such Indemnity Claim. If the Indemnitor elects to compromise or defend such Indemnity Claim, the Indemnitee shall cooperate, at the expense of the Indemnitor, in the compromise of, or defense against, such Indemnitee Claim. If the Indemnitor fails to notify the Indemnitee of its election as herein provided or loses the Contest as provided in 10.2 herein, the Indemnitee may pay, compromise or defend such Indemnity Claim. Except as otherwise provided herein, in the event of the initiation of any Indemnity Claim against an Indemnitee by a third party and the Indemnitor elects to compromise or defend, the Indemnitor shall have the absolute right after the receipt of notice, at its option and at its own expense, to be represented by counsel of its choice, and to defend against, negotiate, settle or otherwise deal with any Indemnity Claim,; provided, however, that the Indemnitee may participate in any
                  --------  -------
such proceeding with counsel of its choice and at its expense and the Indemnitor shall not settle any such Indemnity Claim unless the Indemnitor is fully released without any admission of liability. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such Indemnity Claim. To the extent the Indemnitor elects not to defend such Indemnity Claim, and the Indemnitee defends against or otherwise deals with any such Indemnity Claim, the Indemnitee may retain counsel, at the expense of the Indemnitor, and control the defense of such Indemnity Claim. If the Indemnitee shall settle any such Indemnity Claim without the consent of the Indemnitor, the Indemnitee shall thereafter have no claim against the Indemnitor under this Article X with respect to any loss, liability, claim, obligation, damage and expense occasioned by such settlement.

     10.4 Indemnification Payments.  The Indemnitor shall pay any sums due and
          ------------------------
owing by it to the Indemnitee by wire transfer or certified check within ten
(10) days after the date of the determination of liability pursuant to this
Article X. Any overdue amounts payable by the Indemnitor shall bear interest at an annual rate of 9% per annum, based on a year of 365 days and the number of days elapsed.

                                   ARTICLE XI

                                 MISCELLANEOUS

     11.1 Assignment or Transfer.  No party shall assign or transfer any of its
          ----------------------
rights under this Agreement without the prior written approval of the other parties, except no such approval shall be required for an assignment to an affiliate or a successor to all or a substantial portion of the assets or the business of a party, provided that such affiliate or successor assumes such party's obligations hereunder with respect to the rights assigned or transferred.

     11.2 Notices.  All notices, requests, demands and other communications
          -------
provided for hereunder shall be in writing (including telegraphic or facsimile communications) and shall be mailed (return receipt requested), telegraphed, sent by facsimile or delivered to each party at the address set forth as follows, or at such other address as either party may designate by notice to the other, and any such notice, request, demand or other communication shall be effective upon receipt. All payments required in this Agreement shall be paid to and delivered to the party as provided herein for notice.

If to IMH or ICIFC:    Imperial Credit Mortgage Holdings, Inc.
                       20371 Irvine Avenue
                       Santa Ana Heights, California 92707
                       Telephone: (714) 556-0122
                       Facsimile: (714) 428-2150
                       Attention: Joseph R. Tomkinson
                       Chief Executive Officer

If to ICII or ICAI:    Imperial Credit Industries, Inc.
                       23550 Hawthorne Boulevard
                       Building 1, Suite 240
                       Torrance, California  90505
                       Telephone:  (310) 791-8040
                       Facsimile:  (310) 791-8230
                       Attention:  Irwin L. Gubman, Esq.
                       General Counsel

     11.3 Severability.  In the event any provision of this Agreement is held
          ------------
invalid or unenforceable, such holding shall not invalidate nor render unenforceable any other provision hereof.

     11.4 Governing Law.  This Agreement shall be construed in accordance with
          -------------
the laws of the State of California.

     11.5 Reference Provision.
          -------------------

          (a) Each controversy, dispute or claim between the parties arising out of or relating to this Agreement, pursuant to Article X hereof, will be settled by a reference proceeding in Orange County, California, in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure, or their successor section ("CCP") , which shall constitute the exclusive remedy for the settlement of any controversy, dispute or claim concerning this Agreement, including whether such controversy, dispute or claim is subject to the reference proceeding and the parties waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than the Superior Court of Orange County (the "Court"). The referee shall be a retired Judge of the Court selected by mutual agreement of the parties, and if they cannot so agree within forty-five (45) days after the date of the Contest, the referee shall be promptly selected by the Presiding Judge of the Orange County Superior Court (or his representative). The referee shall be appointed to sit as a temporary judge, with all of the powers for a temporary judge, as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of Court (or any subsequently enacted Rule). Each party shall have one preemptory challenge pursuant to CCP 170.6. The referee shall (a) be requested to set the matter for hearing within sixty (60) days after the date of the Contest and (b) try any and all issues of law or fact and report a statement of decision upon them, if possible, within ninety (90) days of the Claim Date. Any decision rendered by the referee will be final, binding and conclusive and judgment shall be entered pursuant to CCP 644 in any court in the State of California having jurisdiction. Any party may apply for a reference at any time after thirty (30) days following notice to any other party of the nature of the controversy, dispute or claim, by filing a petition for a hearing and/or trial. All discovery permitted by this Agreement shall be completed no later than fifteen (15) days before the first hearing date established by the referee. The referee may extend such period in the event of a party's refusal to provide requested discovery for any reason whatsoever, including, without limitation, legal objections raised to such discovery or unavailability of a witness due to absence or illness. No party shall be entitled to "priority" in conducting discovery. Depositions may be taken by either party upon seven (7) days written notice, and, request for production or inspection of documents shall be responded to within ten (10) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding upon the parties.

          (b) Except as expressly set forth in this Agreement, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee. The party making such a request shall have the obligation to arrange for and pay for the court reporter. The costs of the court reporter at the trial shall be borne equally by the parties.

          (c) The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the parties. The referee shall issue a single judgment at the close of the reference proceeding which shall dispose of all of the claims of the parties that are the subject of the reference. The parties hereto expressly reserve the right to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the referee. The parties hereto expressly reserve the right to findings of fact, conclusions of law, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

          (d) In the event that the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by the reference procedure herein described will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge of the Orange County Superior Court, in accordance with the California Arbitration Act, Sections 1280 through 1294.2 of the CCP as amended from time to time. The limitations with respect to discovery as set forth hereinabove shall apply to any such arbitration proceeding.

     11.6 Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Termination Agreement is made as of the day and year first above written.

                         IMPERIAL CREDIT INDUSTRIES, INC.


                         By:  /s/ Irwin Gubman
                             ______________________________
                             Name:   Irwin Gubman
                             Title:  General Counsel and Secretary


                         IMPERIAL CREDIT ADVISORS, INC.

                         By:  /s/ Irwin Gubman
                             ______________________________
                             Name:   Irwin Gubman
                             Title:  General Counsel and Secretary


                         IMPERIAL CREDIT MORTGAGE HOLDINGS, INC.


                         By: /s/ Joseph R. Tomkinson
                             _______________________________
                             Name:   Joseph R. Tomkinson
                             Title:  Chief Executive Officer


                         ICI FUNDING CORPORATION

                         By: /s/ Joseph R. Tomkinson
                             _______________________________
                             Name:   Joseph R. Tomkinson
                             Title:  Chief Executive Officer


                              /s/ Joseph R. Tomkinson
                         __________________________________
                              Joseph R. Tomkinson


                              /s/ William S. Ashmore
                         __________________________________
                              William S. Ashmore


                              /s/ Richard J. Johnson
                         __________________________________
                              Richard J. Johnson